SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2002

FIRST BANCORP

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

341 North Main Street
Troy, North Carolina 27371-0508

(Address of Principal Executive Offices)
(Zip Code)

(910) 576-6171

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

SIGNATURES
PRESS RELEASE DATED JULY 16, 2002
MERGER AGREEMENT DATED AS OF JULY 16, 2002

Item 5. Other Events.

     On July 16, 2002, First Bancorp announced the execution of a definitive merger agreement regarding a merger of Carolina Community Bancshares, Inc., a South Carolina corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, with and into and First Bancorp. The announcement is contained in a press release attached hereto as Exhibit 99.1. Also attached as an exhibit is the definitive merger agreement (Exhibit 99.2).

Item 7. Financial Statements and Exhibits.

(a)	None.

(b)	None.

(c)	Exhibits:

99.1	Press Release dated July 16, 2002

99.2	Merger Agreement dated as of July 16, 2002 between First Bancorp and Carolina Community Bancshares, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2002

FIRST BANCORP

	By:	/s/ James H. Garner

James H. Garner Chief Executive Officer